UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 29, 2025, PureCycle Technologies, Inc. (the “Company”) entered into a Construction Progress Agreement (“CPA”) with the Development Authority of Augusta, Georgia (“AEDA”) to revise and supplement the construction milestones and related obligations contained in the Economic Development Agreement associated with the Company’s second-generation polypropylene recycling facility in Augusta, Georgia.

Under the CPA, the Company agreed to make aggregate cash payments of $500,000 to AEDA in two equal installments of $250,000, the first of which is expected to be paid by January 9, 2026. Additionally, the Company waived its right to exercise the “Phase II” option contemplated under the original Economic Development Agreement, which would have permitted the lease of an additional approximately 50 acres beyond the Phase I site. The Phase I site was originally contemplated to ensure sufficient acreage for eight first generation purification lines each capable of producing up to 130 million pounds of recycled polypropylene pellets. The Phase I site will be at least equally sufficient for the Company’s second-generation purification lines that are currently anticipated to have the capability to produce 300 million pounds of recycled polypropylene pellets. Further, the CPA establishes a revised construction timeline with milestone targets extending through commissioning, startup, and full production, including, among others, start of construction no later than March 2028. The CPA provides for certain penalties and termination rights in favor of the AEDA should the Company fail to meet certain pre-construction and construction milestones.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	January 13, 2025	By:	/s/ Jaime Vasquez
Jaime Vasquez Chief Financial Officer